Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 35	Trade Date: 3/31/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 4/3/2003

The date of this Pricing Supplement is March 31, 2003

CUSIP or Common Code:	41013MKW9

Price to Public:	100.000% of the principal amount

Proceeds to Issuer:	$3,292,455.00

Discounts and Commissions:	0.500%

Reallowance:	0.150%

Dealer:	99.625%

Maturity Date:	10/15/2005

Stated Annual Interest Rate:	Floating Rate Note

Interest Reset Periods:	Quarterly, commencing on the 15th day of July, October, January and April (or, if such day is not a Business Day, the next following Business Day)
Interest Reset Dates:	The 15th day of July, October, January and April (or, if such day is not a Business Day, the next following Business Day)
Day Count Convention:	Actual/365 (Fixed)

Interest Rate Basis:	Treasury Rate

Index Maturity:	3 month

Spread:	+.500%

Initial Interest Rate:	1.65962%

Maximum Interest Rate:	3.500% per annum with respect to each Interest Reset Period

Minimum Interest Rate:	N/A

Interest Payment Frequency and Dates:	Quarterly, on the 15th day of July, October, January and April (or, if such day is not a Business Day, the next following Business Day)
First Interest Payment Date:	7/15/2003

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

1     For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 35	Trade Date: 3/31/2003
(To Prospectus dated July 22, 2002)	Issue Date: 4/3/2003

The date of this Pricing Supplement is March 31, 2003

CUSIP or Common Code:	41013MKX7	41013MKY5	41013MKZ2	41013MLA6	41013MLB4
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$607,181.25	$496,992.00	$498,960.00	$1,622,956.00	$787,814.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	4/15/2006	4/15/2007	4/15/2008	4/15/2011	4/15/2011

Stated Annual Interest Rate:	2.450%	2.900%	3.350%	Step: 3.750% through 10/14/2005, and 5.000% thereafter (unless called)	4.100%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	5/15/2003	5/15/2003	5/15/2003	5/15/2003	5/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	Yes	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	10/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A
Original Issue Discount[2]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 35	Trade Date: 3/31/2003
(To Prospectus dated July 22, 2002)	Issue Date: 4/3/2003

The date of this Pricing Supplement is March 31, 2003

CUSIP or Common Code:	41013MLC2	41013MLD0	41013MLE8	41013MLF5	41013MLG3
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$437,340.00	$226,957.50	$1,082,900.00	$532,350.00	$4,161,327.50

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%	2.750%
Reallowance:	0.200%	0.275%	0.350%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%	97.600%

Maturity Date:	4/15/2013	4/15/2015	4/15/2018	4/15/2023	4/15/2028

Stated Annual Interest Rate:	4.600%	4.700%	5.150%	5.250%	5.500%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	5/15/2003	5/15/2003	5/15/2003	5/15/2003	5/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	Yes	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	4/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	4/15/2008 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[3]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

3 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.